Amarantus CEO to Present at the 15th Annual Rodman & Renshaw Global Investor Conference

Sunnyvale Calif., September 9, 2013 – Amarantus Bioscience Holdings, Inc. (OTCQB: AMBS) a biotechnology company focused on the discovery and development of novel diagnostics and therapeutics related to neurodegeneration and apoptosis, today announced that it President & CEO Gerald Commissiong will make a corporate presentation at the 15th Annual Rodman & Renshaw Global Investor Conference in New York City on September 10th, 2013, sponsored by H.C. Wainwright & Co., LLC.

PRESENTATION INFORMATION AT A GLANCE:

WHO:	Gerald Commissiong, President and Chief Executive Officer
WHEN:	September 10th, 2013 at 4:55pm ET
WHERE:	Millennium Broadway Hotel in New York City, 145 West 44th Street, New York, NY

WEBCAST: http://wsw.com/webcast/rrshq23/ambs/

About Amarantus

Amarantus is a development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat and/or diagnose Parkinson's disease, Alzheimer’s disease, Traumatic Brain Injury, and other human diseases. The Company has an exclusive worldwide license to the Lymphocyte Proliferation test (“LymPro Test®”) for Alzheimer’s disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. The Company also is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property for the diagnosis of Parkinson's disease (“NuroPro”) and the discovery of neurotrophic factors (“PhenoGuard”). For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Investor/Media Contacts

Russell Miller, Director of Investor Relations

408.737.2734 x 109

ir@amarantus.com